Exhibit 99.01

Laureate Education, Inc. Reports Record Fourth Quarter and Year End 2004 Results

    BALTIMORE--(BUSINESS WIRE)--Feb. 28, 2005--

    Announces Accelerating Online Enrollment and Plan to Merge NTU
                        into Walden University

    Laureate Education, Inc. (NASDAQ:LAUR), the world's leading international provider of higher education, announced record financial results for the quarter and year ended December 31, 2004.

    -- Full-year 2004 revenues increased 37% to $648.0 million, compared to $472.8 million in 2003. Fourth quarter 2004 revenues increased 37% to $211.5 million, compared to $154.9 million in 2003.

    -- Total operating income for 2004 increased to $91.2 million, compared to $35.1 million in 2003. Total operating income for the fourth quarter 2004 increased 31% to $47.8 million, compared to $36.4 million in 2003.

    -- Income from continuing operations for 2004 was $82.7 million or $1.69 per diluted share, compared to $9.7 million or $0.22 per diluted share in 2003. Income from continuing operations for the fourth quarter 2004 was $47.0 million or $0.92 per diluted share, compared to $29.4 million or $0.62 per diluted share in 2003.

    -- Pro forma after-tax income for 2004 was $62.6 million or $1.28 per diluted share and compares to pro forma after-tax income in 2003 of $41.5 million or $0.92 per diluted share, an increase of 39% per share. For the fourth quarter of 2004, pro forma after-tax income was $30.6 million or $0.60 per diluted share, an increase of 25% per share over pro forma after-tax income in the fourth quarter of 2003. (See Reconciliation - GAAP to Pro Forma Results for details.)

    -- The Company announced the sale of Wall Street Institute, its English language instruction subsidiary, in exchange for estimated total consideration of approximately $40 million. In connection with the transaction, the Company recognized a net tax benefit of $12.0 million or $0.23 per diluted share for the year and $0.25 per diluted share for the fourth quarter.

    -- As previously announced during the fourth quarter, the Company acquired the remaining 22.3% interest in Universidad Europea de Madrid (UEM) from the minority shareholders in exchange for Euros 29 million and a parcel of non-adjacent land owned but not used by the University. The Company recognized an after-tax gain of $4.4 million or $0.09 per diluted share based on the realized appreciation in the land tendered in partial payment of the purchase price.

    -- Laureate Online Education reported total degree enrollments increased 33% to 20,988 students at December 31, 2004, compared to 15,768 students at December 31, 2003. Excluding the acquisition of Netherlands-based Laureate Online Education B.V. (formerly KIT eLearning), total online degree enrollment increased 23%, driven by a 146% increase in new student enrollment. At December 31, 2004, Walden University reported a 66% year-over-year increase in total degree enrollments and a 122% increase in new student enrollments. Campus-Based enrollment increased 35% year-over-year to 138,394 students.

    -- The Company announced that it is merging its wholly owned National Technological University with Walden University and creating the NTU School of Engineering & Applied Sciences at Walden University. This follows the previously announced transaction wherein the Company acquired the remaining 49% interest in Walden from its minority shareholder allowing Laureate Online Education to combine and integrate its online assets around its centerpiece, Walden University.

    -- To enhance its working-adult strategy in Europe, Laureate Education acquired a 51% interest in Institut Francais de Gestion (IFG), an accredited higher education institution with ten locations in France. IFG offers degree programs to over 2,000 working adult students and professional development courses in partnership with large corporations.

    -- The Company also announced the hiring of Daniel Nickel as Executive Vice President, Corporate Operations with global responsibility for Human Resources. Prior to joining the Company, Mr. Nickel was Senior Vice President, Human Resources for Motorola, Inc.'s $13 Billion cellular phone business and has worked extensively throughout Latin America, Europe and Asia.

    Douglas Becker, Chairman and Chief Executive Officer of Laureate Education stated, "Our outstanding financial performance in 2004 was driven by strong enrollment growth at our campuses and accelerating growth in Online programs. This success enabled us to deliver earnings growth of nearly 40%, while making substantial investments for future growth such as opening new campuses, developing new online programs and laying groundwork for our entry into new countries."
    "We have also made important investments in the launch of working adult programs in Mexico, Chile, France and Spain which can produce strong increases in Campus Based and Online enrollments. These investments will pay off through continued revenue growth and increased operating margins in the coming year and beyond."

    Financial Information

    Income from continuing operations for the year ended December 31, 2004 was $82.7 million or $1.69 per share on diluted shares outstanding of 49.0 million, including $0.07 per share net gain from the early repayment of the K-12 seller note, $0.09 relating to the gain on UEM land in Spain and a $0.25 net tax benefit resulting from the WSI disposition. Excluding these items, pro forma after-tax income from continuing operations was $62.6 million or $1.28 per diluted share as compared to our previously issued guidance (similarly excluding these items) of $1.24 to $1.26 per diluted share.
    Total cash and marketable securities at December 31, 2004 were approximately $110 million, while total corporate debt was approximately $134 million.
    Laureate Education now operates institutions of higher education in 11 countries, offering programs through 42 campus locations and online to students from over 80 countries.


Revenue Growth - Constant Currency (excluding acquisitions)

Three months ended December 31, 2004
                                             % Growth
                        Revenue          Amount    Constant
(In Thousands)       2004     2003       in USD    Currency
                     ----     ----       ------    --------
Chile Region      $ 47,616 $ 41,003        16%       13%
Mexico Region       61,502   48,339        27%       29%
France               3,074    2,572        20%       10%
Hospitality         13,640   12,885         6%       -4%
Spain               27,176   23,759        14%        5%
Online              37,927   26,355        44%       44%

Year ended December 31, 2004
                                             % Growth
                        Revenue          Amount    Constant
(In Thousands)       2004     2003       in USD    Currency
                     ----     ----       ------    --------
Chile Region      $ 75,976 $ 57,323        33%       22%
Mexico Region      182,214  150,121        21%       26%
France               9,495    7,921        20%        9%
Hospitality         51,557   48,046         7%       -1%
Spain               80,211   70,588        14%        4%
Online             127,586   95,815        33%       33%

Note: Excludes acquisitions not owned during the full periods presented.



Reconciliation - 2004 GAAP to Pro Forma Results (Per share)

                                     Three Months     Twelve Months
                                    Ended 12/31/04   Ended 12/31/04
                                    --------------   --------------
Income from Continuing Operations
 (Diluted)                            $  0.92          $  1.69
Adjustments:
   Net K12 Note Impact                      -            (0.07)
   UEM Land Gain                        (0.09)           (0.09)
   Net WSI Tax Benefit                  (0.23)           (0.25)
                                       ------           ------
Pro forma Income from Continuing
 Operations (Diluted)                 $  0.60          $  1.28
                                       ======           ======

Fully diluted shares outstanding       51,310           49,016
                                       ======           ======

    First Quarter And Full-year 2005 Outlook

    The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially.

    Full-year 2005 Outlook:

    -- Laureate Education anticipates total revenues of between $820 and $865 million for 2005, an increase of 27% or more over 2004.

    -- The Company anticipates Campus-Based revenue to be between $640 and $675 million for 2005, with operating margins between 19% and 20%.

    -- The Company anticipates Online revenue to be between $180 and $190 million for 2005, with operating margins between 15% and 16%.

    -- General and administrative expenses are expected to be $25 to $26 million in 2005.

    -- Non-cash stock compensation expense, prior to adoption of SFAS123R, is expected to be $3 million.

    -- The Company currently believes that it will achieve EPS of $1.60 to $1.65 per diluted share for the year ending December 31, 2005. This represents a 25% or greater increase over proforma full-year 2004 EPS(excluding the net impact of the repayment of the K-12 seller note, the UEM land gain, and the WSI tax benefit)of $1.28 per diluted share.

    -- Fully diluted shares outstanding for 2005 are projected to be approximately 52.0 million.

    -- Total enrollment at Laureate's network of campus-based and online universities is expected to grow at 15% to 20% in 2005.

    -- The Company anticipates its tax rate to be between 15% and 17% in 2005.

    First Quarter 2005 Outlook:

    -- Laureate Education anticipates total revenue of $175 to $190 million for the first quarter 2005.

    -- The Company anticipates Campus-Based revenue of $137 to $151 million for the first quarter 2005, with operating margin between 8% and 9%.

    -- The Company anticipates Online revenue of $38 to $39 million for the first quarter 2005, with operating margin between 1% and 2%.

    -- General and administrative expenses are expected to be approximately $6 million in the first quarter 2005.

    -- Non-cash stock compensation expense is expected to be approximately $1 million in the first quarter 2005.

    -- The Company currently believes that it will achieve EPS of $0.04 to $0.05 per diluted share for the quarter ending March 31, 2005, the Company's seasonally weakest quarter.

    -- Fully diluted shares outstanding for the first quarter 2005 are projected to be approximately 51.7 million.

    About Laureate Education, Inc.

    Laureate Education Inc. (NASDAQ: LAUR) is focused exclusively on providing a superior university experience to nearly 160,000 students through the leading global network of accredited campus-based and online universities. Addressing the rapidly growing global demand for higher education, Laureate offers a broad range of career-oriented undergraduate and graduate programs through campus-based universities located in Latin America, Europe, and Asia. Through online universities, Laureate offers the growing population of non-traditional, working-adult students the convenience and flexibility of distance learning to pursue undergraduate, master's and doctorate degree programs in major career fields including engineering, education, business, and healthcare.

    Forward Looking Statements

    This release includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements may involve risk and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those described in the forward-looking statements.

    The following factors might cause such a difference:

    -- The Company's operations can be materially affected by competition in its target markets and by overall market conditions, among other factors.

    -- The Company's foreign operations, in particular, are subject to political, economic, legal, regulatory and currency-related risks.

    Additional information regarding these risk factors and uncertainties is detailed from time to time in the Company's filings with the Securities and Exchange Commission, including but not limited to our most recent Forms 10-K and 10-Q, available for viewing on our website. (To access this information on our website, please click on "Investor Relations," "SEC Filings")


Laureate Education, Inc. & Subsidiaries
Consolidated Statements of Operations
(Amounts in thousands, except per share data)

                                     Three Months Ended December 31,
                                  ------------------------------------
                                                        $        %
                                    2004     2003   Variance Variance
                                  -------- -------- -------- ---------
                                          (Restated)
                                              (e)
Revenues
  Mexico region (c)                62,171   48,339   13,832        29%
  Chile region (b)                 55,232   41,003   14,229        35%
                                  -------- -------- -------- ---------
 Campus Based - Latin America     117,403   89,342   28,061        31%

  Spain                            28,013   23,759    4,254        18%
  Hospitality/Switzerland (a)      13,539   12,885      654         5%
  France                           11,890    2,572    9,318     GT200%
                                  -------- -------- -------- ---------
 Campus Based - Europe             53,442   39,216   14,226        36%

                                  -------- -------- -------- ---------
 Campus Based total               170,845  128,558   42,287        33%
                                  -------- -------- -------- ---------

 Laureate Online Education         40,657   26,355   14,302        54%

 Ventures                               -        -        -       N/A

                                  -------- -------- -------- ---------
Total revenues                    211,502  154,913   56,589        37%
                                  -------- -------- -------- ---------

 Core operating expenses          156,672  114,702   41,970        37%
 Ventures operating expenses            -        -        -       N/A
 Non-cash stock compensation                                    GT200%
  expense                           1,832      362    1,470
 Core general and administrative
  expenses                          5,210    3,488    1,722        49%
 Ventures general and
  administrative expenses               -        -        -       N/A

                                  -------- -------- -------- ---------
Total operating expenses          163,714  118,552   45,162        38%
                                  -------- -------- -------- ---------

Operating income                   47,788   36,361   11,427        31%

Non-operating items
 Interest and other income (g)      7,674    3,269    4,405       135%
 Interest expense                  (2,450)  (1,450)  (1,000)      -69%
 Exchange gain (loss)                (510)      48     (558)      N/A
 Ventures non-operating expense         -        -        -       N/A
                                  -------- -------- -------- ---------
Total non-operating items           4,714    1,867    2,847       152%
                                  -------- -------- -------- ---------

Income from continuing operations
 before minority interest, equity
  in net income (loss) of
  affiliates, and income taxes     52,502   38,228   14,274        37%
Minority interest in (income) loss
 of consolidated subsidiaries,
 net of income tax
 Ventures                               -        -        -       N/A
 Other                             (8,289)  (7,938)    (351)       -4%
Equity in net income (loss) of
 affiliates, net of income tax
 Ventures                               -      (64)      64       N/A
 Other                               (315)      39     (354)      N/A
Income tax (expense) benefit        3,113     (860)   3,973       N/A
                                  -------- -------- -------- ---------
Income from continuing operations  47,011   29,405   17,606        60%

Loss from discontinued operations,
 net of income tax                   (436)  (6,087)   5,651        93%
Gain (loss) on disposal of
 discontinued operations, net of
 income tax                       (13,324)   2,507  (15,831)      N/A
                                  -------- -------- -------- ---------
Net income                        $33,251  $25,825   $7,426        29%
                                  ======== ======== ======== =========

 Weighted average shares - basic   48,624   43,785
 Weighted average shares - diluted 51,310   47,130
 EPS-Net income (basic)             $0.68    $0.59
 EPS-Net Income (diluted) (f)       $0.65    $0.54
 EPS-Income from continuing
  operations (basic)                $0.97    $0.67
 EPS-Income from continuing
  operations (diluted) (f)          $0.92    $0.62

Reconciliation - Pro Forma Income from Continuing
 Operations
---------------------------------------------------
Income from continuing operations
 before income taxes              $43,898  $30,265
   Impact from early repayment of
    Educate Inc. note receivable        -        -
   Gain on UEM Land                (5,169)       -
   Income tax expense (benefit) in
    equity in net income (loss)
      of affiliates                     -       53
   Non-strategic Ventures losses        -        -
   Non-cash stock compensation          -        -
   G&A attributable to
    discontinued operations             -        -
   Core non-operating                   -        -
                                  -------- --------
 Subtotal                         $38,729  $30,318
   Pro Forma Tax                   (8,150)  (7,580)
                                  -------- --------
Pro Forma income from continuing
 operations (d) (g)               $30,579  $22,738
 Weighted average shares - Pro
  Forma                            51,310   47,130
 EPS - from Pro Forma continuing
  operations (f)                    $0.60    $0.48

 Segment operating profit (loss):
   Campus Based - Latin America   $35,046  $28,070   $6,976        25%
   Campus Based - Europe           13,048    8,804    4,244        48%
   Campus Based - Overhead         (4,094)  (3,051)  (1,043)      -34%
                                  -------- -------- -------- ---------
  Campus Based - Total             44,000   33,823   10,177        30%

  Laureate Online                  10,830    6,388    4,442        70%
  Ventures                              -        -        -       N/A

a) Hospitality includes the operating results of Les Roches, Marbella and Glion.
b) The Chile region includes Chile, Ecuador and Peru.
c) The Mexico region includes Mexico, Costa Rica and Panama.
d) Reconciling items in 2003 represent adjustments as if the sale of the K-12 business units and decision to dispose of the non-strategic Venture assets occurred January 1, 2003.
e) The 2004 operating results present (and the 2003 operating results have been restated to present) the K-12, WSI and India business units as discontinued operations.
f) In calculating 2003 EPS, interest related to the convertible debentures must be added back to the numerator.
g) Includes acceleration of original issue discount triggered by the early repayment of the K-12 seller note.

GT = Greater Than




Laureate Education, Inc. & Subsidiaries
Consolidated Statements of Operations
(Amounts in thousands, except per share data)

                                    Twelve Months Ended December 31,
                                  ------------------------------------
                                                       $        %
                                    2004     2003   Variance Variance
                                  -------- -------- -------- ---------
                                          (Restated)
                                             (e)
Revenues
  Mexico region (c)               193,471  151,947   41,524        27%
  Chile region (b)                167,014   97,586   69,428        71%
                                  -------- -------- -------- ---------
 Campus Based - Latin America     360,485  249,533  110,952        44%

  Spain                            82,532   70,588   11,944        17%
  Hospitality/Switzerland (a)      51,557   48,046    3,511         7%
  France                           18,311    7,921   10,390       131%
                                  -------- -------- -------- ---------
 Campus Based - Europe            152,400  126,555   25,845        20%

                                  -------- -------- -------- ---------
 Campus Based total               512,885  376,088  136,797        36%
                                  -------- -------- -------- ---------

 Laureate Online Education        135,134   95,815   39,319        41%

 Ventures                               -      903     (903)      N/A

                                  -------- -------- -------- ---------
Total revenues                    648,019  472,806  175,213        37%
                                  -------- -------- -------- ---------

 Core operating expenses          529,674  393,050  136,624        35%
 Ventures operating expenses            -    2,122   (2,122)      N/A
 Non-cash stock compensation
  expense                           5,718   23,050  (17,332)      -75%
 Core general and administrative
  expenses                         21,380   17,774    3,606        20%
 Ventures general and
  administrative expenses               -    1,756   (1,756)      N/A

                                  -------- -------- -------- ---------
Total operating expenses          556,772  437,752  119,020        27%
                                  -------- -------- -------- ---------

Operating income                   91,247   35,054   56,193       160%

Non-operating items
 Interest and other income (g)     28,179    7,003   21,176     GT200%
 Interest expense                  (7,670)  (8,844)   1,174        13%
 Exchange gain (loss)                (956)     257   (1,213)      N/A
 Ventures non-operating expense         -   (8,394)   8,394       N/A
                                  -------- -------- -------- ---------
Total non-operating items          19,553   (9,978)  29,531       N/A
                                  -------- -------- -------- ---------

Income from continuing operations
 before minority interest, equity
 in net income (loss) of
 affiliates, and income taxes     110,800   25,076   85,724     GT200%
Minority interest in (income) loss
 of consolidated subsidiaries,
 net of income tax
 Ventures                               -      487     (487)      N/A
 Other                            (21,021) (14,947)  (6,074)      -41%
Equity in net income (loss) of
 affiliates, net of income tax
 Ventures                               -   (4,055)   4,055       N/A
 Other                               (323)     194     (517)      N/A
Income tax (expense) benefit       (6,798)   2,930   (9,728)      N/A
                                  -------- -------- -------- ---------
Income from continuing operations  82,658    9,685   72,973     GT200%

Loss from discontinued operations,
 net of income tax                 (6,323)  (5,480)    (843)      -15%
Gain (loss) on disposal of
 discontinued operations, net of
 income tax                       (13,324)  41,930  (55,254)      N/A
                                  -------- -------- -------- ---------
Net income                        $63,011  $46,135  $16,876        37%
                                  ======== ======== ======== =========

 Weighted average shares - basic   46,356   41,980
 Weighted average shares - diluted 49,016   43,778
 EPS-Net income (basic)             $1.36    $1.10
 EPS-Net Income (diluted) (f)       $1.29    $1.05
 EPS-Income from continuing
  operations (basic)                $1.78    $0.23
 EPS-Income from continuing
  operations (diluted) (f)          $1.69    $0.22

Reconciliation - Pro Forma Income from Continuing
 Operations
---------------------------------------------------
Income from continuing operations
 before income taxes              $89,456   $6,755
   Impact from early repayment of
    Educate Inc. note receivable   (6,014)       -
   Gain on UEM Land                (5,169)       -
   Income tax expense (benefit) in
    equity in net income (loss)
      of affiliates                     -   (3,694)
   Non-strategic Ventures losses        -   18,677
   Non-cash stock compensation          -   22,158
   G&A attributable to
    discontinued operations             -    6,855
   Core non-operating                   -    4,564
                                  -------- --------
 Subtotal                         $78,273  $55,315
   Pro Forma Tax                  (15,655) (13,829)
                                  -------- --------
Pro Forma income from continuing
 operations (d) (g)               $62,618  $41,486
 Weighted average shares - Pro
  Forma                            49,016   46,229
 EPS - from Pro Forma continuing
  operations (f)                    $1.28    $0.92

 Segment operating profit (loss):
   Campus Based - Latin America   $85,458  $57,626  $27,832        48%
   Campus Based - Europe           23,784   19,934    3,850        19%
   Campus Based - Overhead        (12,040) (11,995)     (45)        0%
                                  -------- -------- -------- ---------
  Campus Based - Total             97,202   65,565   31,637        48%

  Laureate Online                  21,143   13,288    7,855        59%
  Ventures                              -   (2,975)   2,975       N/A

a) Hospitality includes the operating results of Les Roches, Marbella and Glion.
b) The Chile region includes Chile, Ecuador and Peru.
c) The Mexico region includes Mexico, Costa Rica and Panama.
d) Reconciling items in 2003 represent adjustments as if the sale of the K-12 business units and decision to dispose of the non-strategic Venture assets occurred January 1, 2003.
e) The 2004 operating results present (and the 2003 operating results have been restated to present) the K-12, WSI and India business units as discontinued operations.
f) In calculating 2003 EPS, interest related to the convertible debentures must be added back to the numerator.
g) Includes acceleration of original issue discount triggered by the early repayment of the K-12 seller note.

GT = Greater Than



    CONTACT: Laureate Education
             Sean Creamer, 410-843-8991
             or
             Investor Relations:
             Chris Symanoskie, 410-843-6394